UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 18, 2006
Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters 1600 Technology Way P.O. Box 231 Latrobe, Pennsylvania	15650-0231
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (724) 539-5000
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01	Financial Statements and Exhibits
EX-99.1

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(b) On September 18, 2006, Catherine R. Smith, Executive Vice President and Chief Financial Officer of Kennametal Inc. (the “Company”), notified the Company of her intention to resign from the Company effective as of September 30, 2006. Ms. Smith is leaving the Company to join a Fortune 500 Company, as its Executive Vice President and Chief Financial Officer. Until a new Chief Financial Officer is selected, Frank P. Simpkins, Vice President Finance and Corporate Controller of the Company, will oversee financial functions. Mr. Simpkins, 43, who has been with Kennametal for approximately 11 years, has been in his current role since February of 2006, and before that was Vice President of Global Finance of Kennametal Industrial Business from October 2005 to February 2006; Director of Finance, Metalworking Solutions & Services Group from February 2002 to February 2006; Corporate Controller from October 1998 to February 2002. Mr. Simpkins entered into an employment agreement with the Company on June 12, 2000, which is the same form of agreement entered into by all executive officers of the Company and the terms of which are incorporated herein by reference from the Company’s 2005 Proxy Statement under the section titled “Employment Agreements and Termination of Employment and Change-in-Control Arrangements,” a form of which agreement is attached to the Company’s annual report on Form 10-K for the year ended June 30, 2000 as Exhibit 10.9. Mr. Simpkins also entered into the Company’s form of Indemnification Agreement, a form of which was filed as Exhibit 10.2 to the Form 8-K filed by the Company on March 22, 2005 and is incorporated herein by reference. The Company intends to engage a executive search firm to assist the Company in its search for a new Chief Financial Officer.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
99.1 Kennametal Inc. Press Release dated September 19, 2006

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date: September 19, 2006	By:	/s/ David W. Greenfield

David W. Greenfield Vice President, Secretary and General Counsel